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                                                                  Exhibit (k)(5)

                           D&O/E&O INSURANCE AGREEMENT

      AGREEMENT made as of January __, 2005 (except as otherwise indicated below) by and among the investment companies listed on Schedule A hereto (collectively, the "Funds"), together with certain other insured parties listed on Schedule B hereto (the "Manager") which, together with the Funds, are hereinafter collectively referred to as the "Assureds".

      1. Each of the Funds and their respective Directors and General Partners (collectively the "Directors") and Officers, and each of the Managers are jointly insured under a directors & officers/errors & omissions liability insurance policy issued by Lloyd's of London (the "Policy") which provided an $5,000,000 limit of liability (subject to exclusions and deductibles) during the period commencing January __, 2005; (the "Policy Year"); and

      2. The premium for the Policy, including tax, shall be allocated among Hatteras Multi-Strategy Fund I, L.P., Hatteras Multi-Strategy Fund II, L.P., Hatteras Diversified Strategies Fund LP and Hatteras Diversified Strategies Offshore Fund Ltd. pro rata in accordance with each Fund's investment in Hatteras Master Fund, L.P. (the "Master Fund"). All additional costs of the Policy, including the requirements to post a reserve premium, shall be allocated among the Funds in the same ratio as the allocation of the Policy premium under this Agreement. Notwithstanding anything to the contrary, the premium allocation to each such Fund shall be determined, and revised as appropriate, in compliance with part (d)(7)(ii) of Rule 17d-1 under the Investment Company Act of 1940, as amended.

      3. In the event losses covered by the Policy ("Covered Losses") are suffered by one or more Funds that exceeds the aggregate limit of liability of the Policy (whether or not Covered Losses are suffered by one or more of the Managers), the limit on the amount retained by a Fund from its recovery shall be such Fund's pro rata allocation of coverage, determined in accordance with each Fund's investment in the Master Fund.

      4. In the event Covered Losses are suffered by one or more of the Funds and by one or more of the Managers which exceed the aggregate limit of liability for the Policy Year, any diminution of recovery caused by exceeding the Policies' aggregate limits of liability shall be borne by the Managers before being borne pro rata by the Funds.

      5. The amount an Assured may recover shall be adjusted if necessary to reflect the fact that there is no priority in time of any claim or recovery. Each Assured agrees to refund all or any portion of any recovery in excess of its Allocation of Coverage if necessary to allow another Assured to recover its Allocation of Coverage.

      6. The allocation of recovery among the Managers shall be determined by Hatteras Investment Partners LLC ("Hatteras").

      7. An investment company (a "New Fund") having an investment adviser or subadvisor that is, or is affiliated with, Hatteras and having the same Board of Directors as the Funds, may become a named insured under the Policy. Such New Fund shall be deemed to be added to Schedule A and the Directors and Officers of the New Fund may become named insureds; provided that the New Fund causes this Agreement to be signed on its behalf as of the

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date it agrees to the terms and conditions of this Agreement. A party that is an affiliate, or an affiliate of an affiliate, of Coast (a "New Manager") may become a named insured under the Policy. Such New Manager shall be deemed to be added to Schedule B; provided that the New Manager causes this Agreement to be signed on its behalf as of the date it agrees to the terms and conditions of this Agreement.

      8. Each of the Assureds understands and agrees that the obligations of the Assureds under this Agreement are not binding upon any beneficial owner or Director of any Assured personally, but bind only the Assureds and their respective property. Each of the Assureds represents that it has notice of the provisions of the Agreements of Limited Partnership of the Assureds organized as Delaware limited partnerships and the Limited Liability Company Agreement of the Assured organized as a Delaware limited liability company disclaiming shareholder, director, limited partner and general partner liability for acts or obligations of such Assureds.

                                      * * *

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              HATTERAS INVESTMENT MANAGEMENT LLC

                              By:_____________________________________
                              Name: David B. Perkins
                              Title: Managing Member

                              HATTERAS DIVERSIFIED STRATEGIES FUND LP

                              By: Hatteras Investment Management LLC,
                              its General Partner

                              By:_____________________________________
                              Name: David B. Perkins
                              Title: Managing Member

                              HATTERAS DIVERSIFIED STRATEGIES OFFSHORE FUND LTD.

                              By: Hatteras Investment Management LLC,
                              its General Partner

                              By:_____________________________________
                              Name: David B. Perkins
                              Title: Managing Member

                              HATTERAS MULTI-STRATEGY FUND I, L.P.

                              By:  Hatteras Investment Management LLC,
                              its General Partner

                              By:_____________________________________
                              Name: David B. Perkins
                              Title: Managing Member

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                              HATTERAS MULTI-STRATEGY FUND II, L.P.

                              By: Hatteras Investment Management LLC,
                              its General Partner

                              By:_____________________________________
                              Name: David B. Perkins
                              Title: Managing Member

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                               SCHEDULE A - FUNDS

Hatteras Master Fund, L.P.
Hatteras Multi-Strategy Fund I, L.P.
Hatteras Multi-Strategy Fund II, L.P.
Hatteras Diversified Strategies Fund LP
Hatteras Diversified Strategies Offshore Fund Ltd.

                              By:_____________________________________

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                            SCHEDULE B - THE MANAGERS

      Hatteras Investment Partners LLC